                                                                      Exhibit 10

                                                          Confidential Treatment
                                                          For Portions of this
                                                          Agreement has been
                                                          Requested Pursuant to
                                                          Rule 24b-2
                                                                         11/6/96
                             Cooperative Agreement
                                    Between

The Regents of the University of California
University of California, San Diego
Office of Advanced Scientific Computing
9500 Gilman Drive
La Jolla CA 92093-0411
                                      And
Tera Computer Company
2815 Eastlake Avenue
Seattle WA 98102-3057
                               TABLE OF CONTENTS

 1. DEFINITIONS..............................................................  4
        a. INDUSTRIAL PARTICIPANTS...........................................  4
        b. TERA BUNDLED SOFTWARE.............................................  4
        c. TERA PRODUCTS.....................................................  4
        d. TERA SERVICES.....................................................  4
        e. MTA SYSTEM........................................................  5

 2. PERIOD OF PERFORMANCE....................................................  5

 3. COMPENSATION AND PAYMENT.................................................  5
        a. COMPENSATION......................................................  5
        b. PURCHASE OF MTA SYSTEM............................................  5
        c. ORDER AND DELIVERY OF THE MTA SYSTEM..............................  5
        d. ORDERS CONTINGENT UPON EXTRAMURAL FUNDING.........................  6
        e. PAYMENT FOR MTA SYSTEM............................................  6
        f. INVOICING.........................................................  6

 4. RIGHTS AND DUTIES OF UCSD................................................  6
        a. SITE PREPARATION..................................................  6
        b. PURCHASE OF ADDITIONAL TERA PRODUCTS AND SERVICES.................  6
        c. REPORT ON EVALUATION..............................................  7
        d. APPLICATIONS PORTING..............................................  7
        e. ACCESS BY TERA....................................................  7
        f. APPROVAL AND ACCESS BY THIRD PARTIES..............................  7

 5. RIGHTS AND DUTIES OF TERA................................................  8
        a. COST..............................................................  8
        b. DELIVERY OF TERA MTA SYSTEM.......................................  8
        c. LOAN OF TWO PROCESSORS............................................  8


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        d. INSTALLATION AND TRAINING........................................  8
        e. SITE PREPARATION INFORMATION.....................................  8
        f. WARRANTY AND MAINTENANCE OF TERA MTA SYSTEM AND BUNDLED SOFTWARE.  9
        g. UPGRADES OF TERA PRODUCTS........................................  9
        h. PROVISION OF WARRANTY AND MAINTENANCE OF TERA PRODUCTS...........  9
        i. SPARE PARTS......................................................  9
        j. LIMITATION OF WARRANTY........................................... 10
        k. LIMITATION OF LIABILITY.......................................... 10
        l. IDENTIFICATION OF INDUSTRIAL PARTICIPANTS........................ 10
        m. ACCEPTANCE TESTS................................................. 10
        n. ACCEPTANCE DATE AND TRANSFER OF TITLE............................ 10

 6. PROJECT MANAGEMENT AND NOTICES.......................................... 11
        a. UCSD PERSONNEL................................................... 11
        b. TERA PERSONNEL................................................... 11
        c. NOTICES.......................................................... 11

 7. CONFIDENTIALITY AND NON-DISCLOSURE...................................... 12
        a. PROJECT PRIORITY INFORMATION..................................... 12
        b. OTHER PROPRIETARY INFORMATION.................................... 12
        c. EXCEPTIONS....................................................... 12

 8. PUBLICATIONS, ANNOUNCEMENTS AND USE OF NAMES............................ 12
        a. PUBLICATIONS..................................................... 12
        b. ANNOUNCEMENTS.................................................... 12
        c. USE OF NAMES..................................................... 13

 9. INVENTIONS, PATENTS AND COPYRIGHTS...................................... 13
        a. DEFINITIONS...................................................... 13
        b. OWNERSHIP OF INTELLECTUAL PROPERTY............................... 13
        c. LICENSE TO INTELLECTUAL PROPERTY................................. 14
        d. DISCLOSURE OF INVENTIONS......................................... 14

10. INDEMNIFICATION......................................................... 14

11. INDEMNITY AGAINST INFRINGEMENT.......................................... 14

12. INDEPENDENT CONTRACTOR.................................................. 15

13. FORCE MAJEURE........................................................... 15

14. COMPLIANCE WITH LAWS.................................................... 15



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15. ASSURANCE OF PERFORMANCE AND DISPUTES................................... 16
        a. ASSURANCE OF PERFORMANCE AND DISPUTES............................ 16
        b. DISPUTES......................................................... 16

16. TERMINATION............................................................. 16
        a. UPON BREACH...................................................... 16
        b. REMEDIES FOR BREACH.............................................. 16
        c. FOR CAUSE - LATE DELIVERY........................................ 16
        d. FOR CAUSE - UNAVAILABILITY OF FUNDS.............................. 17

17. SURVIVABILITY........................................................... 17

18. SUCCESSORS AND ASSIGNS.................................................. 17

19. WAIVERS, AMENDMENTS, OR MODIFICATIONS................................... 17

20. GOVERNING LAW, SEVERABILITY............................................. 18

21. ENTIRE AGREEMENT, ORDER OF PRECEDENCE................................... 18

                                  ATTACHMENTS

ATTACHMENT A  Initial Tera MTA System and Upgrade Options
ATTACHMENT B  Tera Computer Company Software License Agreement
              (Note that Attachment B itself includes an attachment identified as "Schedule A")
























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                                                                        11/6/96

        This Agreement is executed by and between The Regents of the University of California, University of California, San Diego, a corporation of the State of California (hereinafter referred to as "UCSD"), and Tera Computer Company, a corporation of the State of Washington, (hereinafter referred to as "Tera").

        WHEREAS, UCSD is the recipient of Grant No.  ASC-96 13855  issued by
                                                    --------------
the National Science Foundation for the conduct of a project entitled "Acquisition and Evaluation of a Multi-Threaded, Shared Memory Supercomputer" which will pay for part (but not all) of the compensation to Tera hereunder; and

        WHEREAS, Tera wishes to install the first commercial Tera MTA system and make it widely accessible, and

        WHEREAS, UCSD and Tera have received indications from the U.S. Department of Energy, Department of Defense and other potential funding agencies that funding may be available to upgrade the Tera MTA system to a larger configuration; and

        WHEREAS it is considered in the best interest of UCSD and Tera to participate in a Cooperative Agreement with the joint goals of improving the stability of Tera's operating system to conduct UCSD research and education programs, accelerating the availability of applications software for Tera MTA systems, and promoting participation by Industrial Participants and independent software vendors;

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and with the knowledge that each party intends to rely on the provisions herein in favor of such party, UCSD and Tera agree as follows:

1.      DEFINITIONS

        a.      INDUSTRIAL PARTICIPANTS
        Industrial or commercial entities invited by Tera or UCSD and accepted by UCSD as participants in the evaluation of Tera Products provided under this Agreement.

        b.      TERA BUNDLED SOFTWARE
        Tera operating system, compilers, tools and libraries provided by Tera to UCSD under this Agreement, as itemized in ATTACHMENT A, INITIAL TERA MTA SYSTEM AND UPGRADE OPTIONS. A separate Software License Agreement must be executed by the parties for Tera Bundled Software, as set forth in ATTACHMENT B, TERA SOFTWARE LICENSE AGREEMENT.

        c.      TERA PRODUCTS
        MTA computer systems, upgrades and peripheral equipment offered by Tera to UCSD under this Agreement, as itemized in Attachment A.

        d.      TERA SERVICES

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                                                                        11/6/96

        Hardware and software maintenance services, consulting and professional services offered by Tera to UCSD under this Agreement, as itemized in Attachment A.

        e.      MTA SYSTEM
        All Tera Bundled Software, Tera Products and Tera Services for 8-processor Multi-Threaded Architecture system ordered by UCSD hereunder, as itemized on the face of referenced Purchase Order.


2.      PERIOD OF PERFORMANCE

        Subject to the termination provisions herein, the effective period of this Agreement shall be October 1, 1996 through September 30, 1998 for the initial installation, testing and evaluation phase. This Agreement may be extended by mutual agreement of the parties for a second operational phase.

3.      COMPENSATION AND PAYMENT

        a.      COMPENSATION
        Subject to the availability of funding requested by UCSD from extramural sponsors, and in consideration of the services rendered and items delivered or reported by the respective parties as provided herein, UCSD agrees to pay to Tera the amount of Four million dollars ($4,000,000), including tax for the MTA System, in accordance with the payment schedule outlined in Article 3c below.

        b.      PURCHASE OF MTA SYSTEM
        UCSD intends to purchase a MTA System during the period of this Agreement, subject to the availability of extramural funding. As such funding becomes available, UCSD will issue Purchase Orders (or change orders) which shall incorporate this Cooperative Agreement. In the event such extramural funding is not available for the entire system, UCSD shall not be obligated to purchase the entire system.

        c.      ORDER AND DELIVERY OF THE MTA SYSTEM

        UCSD agrees to exercise its best effort to issue Purchase Orders (or change orders) in accordance with the following Estimated PO Dates. Because purchase of the MTA System is dependant upon availability of extramural funding, UCSD will confirm increments as such funding is received, such confirmation to be made by issuance of a Purchase Order (or change order) for the specific item. The parties estimate that Purchase Order(s) (or change orders) shall be issued approximately no later than the dates below, and that deliveries shall be made within six months of order confirmation.
                Deliverable                Estimated Purchase  Estimated Initial
                Item                       Order Date          Delivery Date
                1. First Two Processors     10/15/96              3/31/97
                2. Second Two Processors    12/31/96              6/30/97
                3. Third Two Processors     12/31/96              6/30/97
                4. Fourth Two Processors    9/30/97               3/31/98

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                                                                         11/6/96

    d.  ORDERS CONTINGENT UPON EXTRAMURAL FUNDING
    Tera acknowledges that the extramural funding commitments to UCSD as of the date of this Cooperative Agreement are not sufficient to cover the full cost of the third and fourth deliverables. In the event that UCSD does not receive additional extramural funding for the third and/or fourth deliverable, this Agreement may be negotiated or terminated in accordance with Article 16.d. UCSD will promptly notify Tera of any change in the status of anticipated extramural funding that will affect UCSD's ability to cover the cost of any deliverables set forth above, or in any future modifications to this Cooperative Agreement.

    e.  PAYMENT FOR MTA SYSTEM
    Payments and delivery of goods and services ordered hereunder shall be made incrementally as provided herein. UCSD will make payments to Tera based on achievement of the Milestones set forth below. Achievement of the Milestone will be considered "acceptance" by UCSD for purposes of invoicing and payment. The amounts for which Tera shall bill UCSD, as described below, include all applicable sales and use taxes associate with purchases hereunder. Payments are due on the date that UCSD signs a Notice of Acceptance (hereinafter "Acceptance Date", see Article 5.n) and will be made as follows:

          Deliverable Item              Milestone                       $(incl tax)
          ----------------              --------                        -----------
          1. First Two Processors       Pass Level 1 Acceptance Tests    $1,340,000
          2. Second Two Processors      Pass Level 2 Acceptance Tests       910,000
          3. Third Two Processors       Pass Level 3 Acceptance Tests     1,000,000
          4. Fourth Two Processors      Pass Level 3 Acceptance Tests       750,000
                                                                         ----------
                                            Total Payments               $4,000,000

    f.  INVOICING
    Tera shall submit invoices to UCSD at the time of acceptance, with payment due within thirty (30) days from date of acceptance. Invoices shall be mailed to UCSD at the billing address indicated on the face of the Purchase Order or Change Order. Tera offers a Prompt Payment Discount of one half percent (0.5%) for payments received within ten (10) days from date of acceptance.

4.  RIGHTS AND DUTIES OF UCSD

    a.  SITE PREPARATION
    UCSD will undertake all reasonable site preparation as advised by Tera, and at no cost to Tera.

    b.  PURCHASE OF ADDITIONAL TERA PRODUCTS AND SERVICES
    UCSD may order additional Tera Products and Tera Services not included with the purchase by UCSD of the MTA System, as listed in ATTACHMENT A. All such Purchase Orders and Change Orders issued for the purposes of this Agreement shall incorporate the terms of this Agreement. In the event that UCSD purchases additional Tera Bundled Software, the parties will execute a separate Tera Software License which will become an attachment to this Agreement. The Tera Software License agreement is attached to this

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                                                                        11/6/96
    Agreement and incorporated herein as ATTACHMENT B.

    c.  REPORT ON EVALUATION
    UCSD agrees to evaluate Tera Products, including hardware architecture, operating system, programming environment, compilers and software tools provided by Tera under this Agreement. UCSD agrees to consult with Tera in setting priorities for evaluation, and to provide feedback from its evaluations in periodic meetings to be scheduled by agreement of the parties. UCSD agrees to provide written reports to Tera where appropriate. UCSD agrees to monitor Tera and Industrial Participant use and to include such information in periodic reports.

    d.  APPLICATIONS PORTING
    UCSD agrees to port applications software selected by UCSD to Tera's system in order to test and demonstrate such selected applications with Tera's assistance.

    e.  ACCESS BY TERA
    UCSD agrees to provide reasonable access (both direct physical and remote access) to Tera Products by Tera employees during regular business hours. UCSD agrees to establish limited accounts for such Tera employees for the purposes of software development, testing and benchmarking. Upon request, UCSD will provide reasonable access to Tera for the purpose of customer demonstrations, provided that such demonstrations do not interfere with UCSD's scheduled use of Tera Products. All such access by Tera will be subject to UCSD's security restrictions, and UCSD's scheduled use of Tera Products. It is estimated that Tera's access to Tera Products for all purposes will average not more than twenty percent (20%) of available system resources through September 30, 1997, and not more than ten percent (10%) of available system resources thereafter.

    f.  APPROVAL AND ACCESS BY THIRD PARTIES
    UCSD agrees to work with Tera to identify and invite Industrial Participants and independent software vendors to use and evaluate Tera Products provided to UCSD under this Agreement. Tera may share its allocation of available Tera system resources with Tera-designated Industrial Participants, Tera consultants, and independent software vendors, provided that no user will be granted Privileged Access from remote sites. UCSD reserves the right to limit the number of persons and the overall access time as necessary to assure that such use will not interfere with UCSD's obligations to the National Science Foundation and any other sponsors of this project. UCSD reserves the right to determine whether such access shall be permitted in consideration for access and usage fees, and in the event that such fees are imposed, subject to UCSD's obligations to sponsors, UCSD shall retain 100% of such revenue. Notwithstanding the above, all such access, use and evaluation by third parties must comply with applicable University regulations permitting activities leading to the extension of knowledge or to increased effectiveness in teaching, but not tests, studies or investigations of a purely commercial character, unless it can be shown conclusively that satisfactory facilities for such services do not exist elsewhere. Tera further acknowledges that any such use must be in conformance with the limitations


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                                                                        11/6/96

    or restrictions imposed on UCSD by governmental or other sponsors of the project.

5.  RIGHTS AND DUTIES OF TERA

    a.  COST
    In consideration for the rights granted to Tera by UCSD hereunder, Tera agrees to sell the MTA System to UCSD hereunder at costs specified on the face page of Purchase Order and Article 3.e.

    b.  DELIVERY OF TERA MTA SYSTEM
    Tera agrees to exercise its best efforts to deliver the Tera MTA System provided under this Agreement in accordance with the Initial Estimated Delivery Dates specified in Article 3.c., that is, within six months of the date UCSD issues Purchase Orders or change orders confirming availability of funding. In the event that timely delivery cannot be accomplished, Tera will notify UCSD in writing no later than thirty (30) days prior to the Initial Estimated Delivery Date. In such notice, Tera will propose alternative delivery date(s) and will propose specific consideration to UCSD in exchange for UCSD's acceptance of a revised delivery date (for example, a price reduction or additional Tera Products or Services). UCSD reserves the right, in lieu of accepting Tera's proposal for a revised delivery date(s) to terminate this Agreement pursuant to Article 16.b.

    c.  LOAN OF TWO PROCESSORS
    Both parties acknowledge that at the time this Agreement is entered into, UCSD does not have all committed funding listed in Article 3.a and Article 3.c for a total of eight processors. Tera will use its best efforts to provide the fourth two processors (deliverable item #4) to UCSD on a no-cost loan basis for the initial term of this Agreement, in the event that funding does not become available by the Estimated Purchase Order date of 9/30/97. Tera will retain title to all equipment loaned to UCSD hereunder.

    d.  INSTALLATION AND TRAINING
    Tera agrees to provide, at no cost to UCSD, all installation services and staffing required to install Tera Products delivered to UCSD hereunder promptly and successfully. Tera agrees to provide required training of designated UCSD staff to operate all Tera Products provided hereunder, including training materials, manuals, etc. Tera agrees to meet with UCSD designated personnel at such times as reasonably requested to troubleshoot problems which may arise in the course of installation and operation of Tera Products, and to take reasonable measure as recommended by UCSD to resolve such problems.

    e.  SITE PREPARATION INFORMATION
    Tera will provide UCSD with mechanical, electrical and communications site planning information no later than ninety (90) days before estimated delivery of Tera Products. Tera agrees to provide ongoing site preparation consulting such that UCSD's site will be ready to receive Tera Products on the delivery date. Tea will make a final site inspection prior to shipment of Tera Products, if appropriate. Tera will advise UCSD if the site is not ready and will document what actions are necessary to complete site preparation. All

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necessary site preparation will be undertaken at the sole expense of UCSD.

f.      WARRANTY AND MAINTENANCE OF TERA MTA SYSTEM AND BUNDLED SOFTWARE
Tera warrants that all Tera Products and all Tera Bundled Software provided to UCSD as part of the MTA System shipped to UCSD shall be free from defects in material and workmanship and shall be in conformance with Tera's specifications for a period of one (1) year from Acceptance Date of each specific Tera Product or item of Tera Bundled Software ("Initial Warranty Period"). Tera shall provide at no additional cost to UCSD, all maintenance and fixes to Bundled Software to enable performance according to Tera's software specifications. In addition, Tera shall provide all upgrades of Bundled Software developed during the Initial Warranty Period to UCSD at no additional cost. Tera shall replace or repair any defective Tera Products or components of the Tera MTA System during the Initial Warranty Period and any subsequently agreed-upon maintenance period. Tera shall have no obligation under this Article to repair or replace Tera Products or Bundled Software when the defect results from accident, disaster, neglect, abuse, misuse, transportation, or alterations other than by Tera personnel or as approved by Tera. Following expiration of the Initial Warranty Period for each item of the Tera MTA System and Bundled Software, UCSD may elect to extend warranty and maintenance services for each Tera Product or Bundled Software item at a price to be agreed upon by the parties.

g.      UPGRADES OF TERA PRODUCTS
During the Initial Warranty Period (as defined above), Tera agrees to provide UCSD, at no additional charge, with upgrades of Tera Products, including peripheral equipment received by UCSD hereunder. Following expiration of the Initial Warranty period, and in consideration for the rights granted to Tera hereunder, Tera agrees to sell all upgrades of Tera Products, as itemized in Attachment A. The prices listed in Attachment A are for information purposes only; the parties will negotiate prices and discounts at the time order(s) are placed.

h.      PROVISION OF WARRANTY AND MAINTENANCE OF TERA PRODUCTS
Tera agrees to provide twelve (12) person-months of on-site support from a qualified technician for all necessary repair, replacement and maintenance service on Tera Products during the Initial Warranty Period at no charge to UCSD. Tera agrees to also provide telephone support to UCSD on an as-needed basis during regular business hours.

i.      SPARE PARTS
Tera agrees to maintain sufficient stock of spare parts to provide prompt maintenance service on any Tera Products provided hereunder, during the period of this Agreement, and any agreed-upon extended warranty, maintenance and Service period. A sufficient stock of spare parts is that which will enable Tera to effect regular maintenance on Tera Products and to repair or replace any failed component of such products within a reasonable response and repair time.

j.      LIMITATION OF WARRANTY
UCSD's exclusive remedy for Tera's breach of the foregoing warranties shall be Tera's

--------------------------------------------------------------------------------
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                                                                11/6/96

replacement of repair of Tera MTA System, or Tera Bundled Software, or Tera Products which do not perform in conformance to Tera specifications. THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS OR USAGE FOR A PARTICULAR PURPOSE.

k.      LIMITATION OF LIABILITY
NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

l.      IDENTIFICATION OF INDUSTRIAL PARTICIPANTS
Tera agrees to work jointly with UCSD to promote participation in the Agreement by Industrial Participants, and where appropriate, independent software vendors. Tera shall identify such proposed third parties, and obtain approval from UCSD prior to making commitments to any proposed third parties.

m.      ACCEPTANCE TESTS

Tera agrees to work jointly with UCSD to design and implement appropriate tests of the deliverables provided by Tera hereunder. The parties will agree to the specific testing to be performed at each level, and will agree as to what constitutes success in meeting the tests. Tera agrees to perform the agreed-upon acceptance tests on Tera Products, and to make such adjustments, fixes, repairs, replacements as necessary to enable the Tera Product(s) to function satisfactorily and to pass the appropriate Acceptance Test.
Acceptance tests shall become progressively more demanding, and, subject to agreement upon final details of each level, shall be as follows:.
        Level 1 Acceptance Tests will be conducted on the first two processors, and shall require successful installation and running of Tera diagnostics on site at San Diego.
        Level 2 Acceptance Tests will be conducted on the first four processors, and shall require successful running of two of the following three applications, to be jointly agreed upon by Tera and UCSD: AMBER, GAMESS OR RNAFOLD.
        Level 3 Acceptance Tests will be conducted on the full six processor, (or full eight processor system) and shall require successful execution of all three above applications simultaneously for eight (8) hours with no system interruptions.


n.      ACCEPTANCE DATE AND TRANSFER OF TITLE
Upon successful completion of the appropriate level of Acceptance Tests, Tera will provide UCSD a Notice of Acceptance. The date on which UCSD signs the Notice of Acceptance, ("Acceptance Date"), will be considered the first day of the Initial Warranty Period on the Tera MTA System, or part thereof. Title and risk of loss will transfer to


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                                                                        11/6/96

        UCSD at the Acceptance Date, and UCSD will retain title to all Tera Products for which a Notice of Acceptance has been executed by UCSD. Tera warrants that UCSD shall acquire good title to Tera Products purchased hereunder free and clear of all liens, claims, and encumbrances. Notwithstanding the above, Tera will retain title to any processors loaned to UCSD pursuant to Article 5c.

6.      PROJECT MANAGEMENT AND NOTICES

        a.      UCSD PERSONNEL
        UCSD's Project Manager is Dr. Wayne Pfeiffer who shall be responsible for all technical and operational matters relating to this Agreement. UCSD's Contract Officer is Anne Mayer who shall be responsible for any formal modifications to this Agreement.

        Dr. Wayne Pfeiffer                      Anne Mayer
        Associate Director                      Contract Officer
        Center for Advanced Computational       Purchasing Department
          Science and Engineering               University of California,
        University of California, San Diego       San Diego
        9500 Gilman Drive                       9500 Gilman Drive
        La Jolla CA 93093-0534                  La Jolla CA 92093-0914
        Phone: 619 534-5120                     Phone: 619 534-4437
        Fax: 619 534-5056                       Fax: 619 534-5803
        e-mail: wpfeiffer@ucsd.edu              e-mail: amayer@ucsd.edu

        b.       TERA PERSONNEL
        Tera's Project Manager is Richard M. Russell, Director New Business Development, who shall be responsible for all technical, operational matters relating to this Agreement. Tera's Contractual Officer if James Rottsolk, President and Chief Executive Officer, who shall be responsible for all contractual matters relating to this Agreement.

        Mr. Richard Russell                     Mr. James E. Rottsolk
        Director, New Business Development      President and CEO
        Tera Computer Company                   Tera Computer Company
        2815 Eastlake Avenue E                  2815 Eastlake Avenue E
        Seattle WA 98102                        Seattle WA 98102
        Phone: 206 325-0800                     Phone: 206 325-0800
        Fax: 206 325-2433                       Fax: 206 323-1318
        e-mail: russell@tera.com                e-mail: jim@tera.com

        c.      NOTICES

        All communications and notices between the parties concerning this Agreement shall be deemed to be sufficiently made on the date sent to the other party via first class mail, facsimile receipt acknowledged, or with the use of electronic mail and sent or addressed to the party's representatives designated above.



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                                                                11/6/96
7.      CONFIDENTIALITY AND NON-DISCLOSURE

        a.      PROJECT PROPRIETARY INFORMATION
"Project Proprietary Information" means any and all information which is: a) associated with the items in this Agreement or attachments hereto (including Attachment B, License Agreement and Schedule A) disclosed by Tera to UCSD electronically, visually, in a written document or other tangible form; or
b) provided by Tera to UCSD in writing, or reduced to writing within ten (10) days of oral disclosure, and marked "Project Proprietary Information". UCSD agrees to exercise reasonable efforts not to disclose or otherwise make Project Proprietary Information available to any third party.

        b.      OTHER PROPRIETARY INFORMATION
"Other Proprietary Information" means such Tera proprietary or confidential information not associated with the work under this Agreement, whether in electronic, documentary or other tangible form, but not including the Project Proprietary Information to which UCSD has rightful access hereunder. In the course of work performed by UCSD under this Agreement, UCSD may have an opportunity to gain access to Other Proprietary Information. Tera agrees to exercise reasonable efforts to protect Other Proprietary Information from intentional or inadvertent disclosure to UCSD. UCSD agrees to refrain from attempting to access such Other Proprietary Information, and in the event that UCSD inadvertently gains access to Other Proprietary Information, UCSD agrees not to examine, use, copy, or keep such Other Proprietary Information without the consent of Tera, and to return it promptly to Tera.

        c.      EXCEPTIONS
Notwithstanding the above, UCSD shall have no liability or obligation to Tera for, nor be in any way restricted in its disclosure, marketing or use of Project Proprietary Information or Other Proprietary Information which:
        i)      is already in the possession of UCSD from a third party; or
        ii)     is or becomes publicly known through no wrongful act of UCSD; or
        iii) is received lawfully from a third party without restriction and without breach of this Agreement; or
        iv) is disclosed pursuant to an enforceable order of a court of competent jurisdiction, or pursuant to written authorization from Tera to UCSD.

8.      PUBLICATIONS, ANNOUNCEMENTS AND USE OF NAMES

        a.      PUBLICATIONS
        Subject to the provisions of Article 9 on disclosure of patentable inventions, the parties shall have the right to publish or otherwise present the results of evaluations and findings arising from performance hereunder, provided however, that advance copies of such proposed publications or presentations will be provided to the other party sufficiently in advance to permit the other party to comment. Authorship of all such publications and presentations will be determined by generally accepted academic publishing principles.

        b.      ANNOUNCEMENTS
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
        The parties agree that it may be appropriate and desirable to make a public announcement or issue a press release regarding the existence and purpose of this Agreement. Unless required to applicable public disclosure law, University policy, or the terms of applicable sponsored contract or grant, the parties agree that the specific terms and conditions of this Agreement shall not be publicly announced. Neither party shall use the name of the other party in any public announcement or press release, or any disclosure not required as set forth above, without the prior written approval of the other party. The parties agree to consult with each other, and to permit each other prior review of any proposed public announcements regarding this Agreement.

        c.      USE OF NAMES
        Neither party may use the name, trademark(s) or trade name(s) of the other party, directly or indirectly, in connection with any product, service, promotion, publication or public announcement without the prior written approval of the other party.

9.      INVENTIONS, PATENTS AND COPYRIGHTS

        a.      DEFINITIONS
                i. "JOINT INTELLECTUAL PROPERTY" as used hereunder means individually and collectively all inventions, improvements, or discoveries and all works of authorship, excluding articles, dissertations, theses, and books, whether or not patentable or copyrightable which are generated by one or more employees of UCSD and one or more employees of Tera in the performance of work conducted under this Agreement.

                ii. "TERA SOLE INTELLECTUAL PROPERTY" as used hereunder means individually and collectively all inventions, improvements, or discoveries and all works of authorship, excluding articles, dissertations, theses, and books, whether or not patentable or copyrightable which are generated solely by one or more employees of Tera in the performance of work conducted under this Agreement.

                iii. "UNIVERSITY SOLE INTELLECTUAL PROPERTY" as used hereunder means individually and collectively all inventions, improvements, or discoveries and all works of authorship, excluding articles, dissertations, theses, and books, whether or not patentable or copyrightable, which are generated solely by one or more employees of UCSD in performance of the work conducted under this Agreement.

        b.      OWNERSHIP OF INTELLECTUAL PROPERTY

                All rights and title to University Sole Intellectual Property belong to UCSD. All rights to Tera Sole Intellectual Property belong to Tera. All rights to Joint Intellectual Property shall belong jointly to both parties. The parties agree to negotiate in good faith the disposition of rights, including copyright, patents and licensing, to Join Intellectual property, such disposition taking into consideration the relative contributions of the parties.

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
        c.      LICENSE TO INTELLECTUAL PROPERTY
        The parties agree to provide each other a perpetual non-exclusive royalty-free license to use, and to sublicense others to use all Intellectual Property (including Joint Intellectual Property, Tera Sole Intellectual Property, and University Sole Intellectual Property), except when one party is prevented from offering such rights to the other, under the terms of contracts or grants awarded by third parties, including governmental and non-governmental sponsors of the work.

        d.      DISCLOSURE OF INVENTIONS
        Subject to restrictions which may be imposed on Tera by applicable third parties, Tera shall promptly disclose to UCSD in confidence each patentable or copyrightable Tera Sole Intellectual Property and Joint Intellectual Property, including date of invention, named inventors, title and a brief description of the invention. Subject to restrictions which may be imposed on UCSD by applicable extramural research sponsor(s), UCSD shall promptly disclose to Tera each patentable or copyrightable University Sole Intellectual Property and Joint Intellectual Property, including date of invention, named inventors, title and a brief description of the invention. The parties agree to maintain such patentable invention(s) in confidence for a period of time not to exceed ninety (90) days to permit a United States patent application to be filed thereon by the Inventor. Each party agrees to take any action reasonably requested by the other party to evidence, obtain, perfect or maintain the rights of such party to any Intellectual Property.

10.     INDEMNIFICATION

        Each party shall defend, indemnify and hold harmless the other party, its officers, agents and employees from and against any and all claims, actions, damages, costs, liability or expenses (including reasonable attorney fees) resulting from injury to any person (including death) or damage to property arising out of the performance of this Agreement, but only in proportion to, and to the extent to which such injury or property damage is due to the negligence or intentional misconduct of the indemnifying party, its employees, agents and subcontractors.

11.     INDEMNITY AGAINST INFRINGEMENT

        Tera agrees to indemnify and hold harmless UCSD, its subsidiaries, third parties and end users, from any liability, damage or expense, including but not limited to legal expenses, arising out of a claim of U.S. patent infringement, copyright infringement, or misappropriation of trade secrets based solely upon the use or sale of Tera Products and/or Tera Bundled Software. Tera agrees to defend or settle at Tera's expense, all suits or proceedings arising out of any of the foregoing, provided that UCSD shall give Tera prompt written notice of all suits or threats of suit against UCSD, its subsidiaries, third parties and end users. In any event, UCSD at its own expense, shall have the right to participate in the defense of any such action through UCSD's General Counsel. If any item is held to be an infringement or misappropriation for which UCSD is indemnified by Tera, and its use is enjoined, Tera shall:

        a. procure for UCSD and its customers the right to utilize the Tera Product and/or

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                                                                              14

                Tera Bundled Software granted herein; or

        b. replace or modify it so it becomes non infringing (without compromising UCSD's intended use of said Tera products).

        If neither of the foregoing is feasible, with the approval of UCSD, Tera shall remove said Tera Products and/or Tera Bundled Software and refund the purchase price of the transportation and installation and site preparation cost thereof less depreciation. Tera will not be liable to the extent the infringing item has been modified by any of the parties indemnified hereunder and such modification is the cause of any such infringement or misappropriation, or if the infringement is due to the combination of the Tera Product with a product sold or licensed by UCSD hereunder.

12.     INDEPENDENT CONTRACTOR

        Each party's relationship to the other shall be that of an independent contractor. Personnel hired by one party shall be deemed employees of said party and shall not for any purpose be considered employees or agents of the other party. Each party assumes full responsibility for the actions of its personnel while performing services pursuant to this Agreement and shall be solely responsible for their supervision, daily direction and control, payment of salary (including withholding of income taxes and social security), Worker's Compensation and disability benefits. The manner and means through which the work under this Agreement will be accomplished are entirely the responsibility of the respective parties hereto.

13.     FORCE MAJEURE

        Neither of the parties shall be liable in damages or have the right to terminate for any delay or default caused by conditions beyond its control, including but not limited to, acts of God, war, insurrection, strikes, fires, floods, work stoppages and embargoes, and the inability of suppliers to furnish necessary components.

14.     COMPLIANCE WITH LAWS

        Each party will comply with all applicable federal, state and local laws, regulations and ordinances including, but not limited to, the regulations of the U.S. Government relating to export and re-export of software and technical data. UCSD agrees that any software and technical data provided under this Agreement may be subject to restrictions under the export control laws and regulations of the United States, including but not limited to the U.S. Export Administration Act and its regulations. UCSD hereby gives written assurance that, unless authorized by appropriate U.S. Government license or regulations, neither software nor technical data provided by Tera under this Agreement, nor the direct product thereof, shall be exported, directly or indirectly, to prohibited countries or nationals thereof. UCSD agrees that it is responsible for obtaining required government documents and approvals prior to export of any commodity, machine, software, or technical data.

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
                                                                        11/6/96

15.  ASSURANCE OF PERFORMANCE AND DISPUTES

     a.  ASSURANCE OF PERFORMANCE AND DISPUTES
Uniform Commercial Code (UCC) Section 2-609 is incorporated herein by this reference. The University has the right to adequate assurance of performance as provided under UCC 2-609.

    b. DISPUTES
If either party believes there is a dispute arising from the administration or performance of this Agreement, either fiscal or non-fiscal, the party shall notify the other party's contractual contact in writing and shall appeal to the University's Material Manager, at the University Purchasing Office address. All disputes will be resolved by following the procedural guidelines and steps required by the Regents of the University of California, and Business and Finance Bulletin BUS 43, Material Management.


16.  TERMINATION
     a.  UPON BREACH
In the event that either party is in breach of any of its obligations hereunder, the other party will give prompt written notice detailing the nature of the breach. The breaching party shall have thirty (30) days from such notice of breach to take whatever action is necessary to cure the breach. In the event that the breach is 1) not cured within the thirty (30) day period; or 2) the parties do not agree in writing on an extension of the period to cure, this Agreement will terminate at the end of the thirty (30) day period.

    b.  REMEDIES FOR BREACH
If this Agreement is terminated by either party for breach pursuant to Article 15.a., UCSD shall, at its option, either return or pay for all Tera Products delivered, and will pay Tera for all Tera Services received prior to date of termination. Further:
         i. If this Agreement is terminated by UCSD for breach by Tera, UCSD will not be obligated to pay Tera for Tera Products (including processors) ordered but not yet received as of date of termination.
        ii. If this Agreement is terminated by Tera for breach by UCSD pursuant to Article 15.a., UCSD shall pay for all Tera Products delivered, and Tera's remedy for Tera Products (including processors) ordered but not yet received as of date of termination will be as provided under UCC Section 2-706 (l), Seller's Resale Including Contract for Resale.

    c.  FOR CAUSE - LATE DELIVERY
TIME IS OF THE ESSENCE IN THE PERFORMANCE OF THIS AGREEMENT. UCSD reserves the right to terminate this Agreement upon thirty (30) days prior written notice to Tera for "Late Delivery". "Late Delivery shall be delivery which is not made within six months of issuance of a PO or change order, or any extension of this period requested by Tera and granted by UCSD by written amendment to this Cooperative Agreement or Purchase Order/Change Order. Such termination will not be considered as termination for breach, and Articles 15.a, and 15.b. shall not be applicable. In the event of termination for Late Delivery, UCSD shall, at its option, either return

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                                                                              16

                                                                         11/6/96

or pay for all Tera Products delivered, and pay Tera for all Tera Services received prior to date of termination. Upon notice of termination, Tera will be relieved of its obligation to deliver Tera Products and Services not received by UCSD prior to notice of termination, and UCSD will be relieved of its obligation to accept or pay for Tera Products and Services not received by UCSD prior to notice of termination.

    d.  FOR CAUSE - UNAVAILABILITY OF FUNDS
Pursuant to Article 3.d. above, UCSD reserves the right to terminate this Agreement upon thirty (30) days prior written notice to Tera if pending extramural funding are not available to UCSD and no alternative sources of funding become available. Such termination will not be considered as termination for breach, and Articles 16.a, and 16.b. shall not be applicable. In the event of termination for unavailability of funds, UCSD shall pay for all Tera Products delivered, and all Tera Services received prior to date of termination. Upon notice of termination, Tera will be relieved of its obligation to deliver Tera Products and Services not received by UCSD prior to notice of termination, and UCSD will be relieved of its obligation to accept or pay for Tera Products and Services not received by UCSD prior to notice of termination. Notwithstanding this right to terminate for unavailability of funds, UCSD intends to issue Purchase Orders or Change Orders for Deliverable Items as specified in Article 3.c. above only upon confirmation by UCSD that funding is available for each deliverable before issuance of a Purchase Order or Change Order. Accordingly, once Purchase Orders or Change Orders have been issued for specified Deliverable Items, UCSD may not cancel the specific Purchase Order or Change Order for unavailability of funds.

17.  SURVIVABILITY

     All rights and duties of the parties shall terminate upon the effective date of termination or expiration of this Agreement, with the exception of Articles 7, 9, 10 and 11 which shall survive termination.
        -----------------

18.  SUCCESSORS AND ASSIGNS

     All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their successors and assigns and legal representatives. Neither party shall assign this Agreement or any rights hereunder, without the prior written consent of the other party.

19.  WAIVERS, AMENDMENTS, OR MODIFICATIONS

     The waiver, amendment or modification of any provision of this Agreement or any right, power or remedy hereunder shall not be effective unless in writing and signed by the contracting officer of the party against whom enforcement of such waiver, amendment or modification is sought. No failure or delay by either party in exercising any right, power, or remedy with respect to any of the provisions of this Agreement shall operate as a waiver thereof.

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                                                                              17

                                                                        11/6/96

20.  GOVERNING LAW, SEVERABILITY

     The validity, construction and performance of this Agreement and the legal relations among the parties to this Agreement shall be governed by and construed in accordance with the substantive laws of the State of California. If any part, term or provision of this Agreement is declared unlawful or unenforceable by judicial determination or performance, the remainder of this Agreement shall remain in full force and effect.

21.  ENTIRE AGREEMENT, ORDER OF PRECEDENCE

     The foregoing terms and conditions, together with the attachments are the complete and exclusive expression of the Agreement between the parties, superseding any prior agreements, written or oral, notwithstanding anything contained in any documents issued by either party. In the event of any inconsistency or conflict in the provisions of these documents, the order of precedence shall be:
     a.  Referenced UCSD Purchase Order
     b.  This Cooperative Agreement
     c.  Attachments to this Agreement, in alphabetical order


Accepted on behalf of                Accepted on behalf of
Tera Computer Company                The Regents of the University of California

By: /s/ James E. Rottsolk            By: /s/ Anne Mayer
   ----------------------------         ------------------------------------
Name:  James E. Rottsolk             Name:  Anne Mayer
Title: President & CEO               Title: Business Contracts Administrator
Date:  November 8, 1996              Date:  November 6, 1996




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